Registration No.

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

           REGISTRATION STATEMENT under The Securities Act of 1933

                                   Nicor Inc.
                 Nicor Companies Savings Investment Plan and
                              Nicor Gas Thrift Plan
                              (Name of registrants)

          ILLINOIS                                      36-2855175
--------------------------                    -----------------------------
    (State of Incorporation)                (IRS Employer Identification No.)

                                 1844 Ferry Road
                       Naperville, Illinois 60563-9600
                       -------------------------------
                   (Address of principal executive offices)

                 Nicor Companies Savings Investment Plan and
                              Nicor Gas Thrift Plan
                           (Full title of the plan)

                              Kathleen L. Halloran
             Executive Vice President, Finance and Administration
                                   NICOR Inc.
                                 1844 Ferry Road
                       Naperville, Illinois 60563-9600
                       -------------------------------
                   (Name and address of agent for service)

  Telephone number, including area code, of agent for service (630) 305-9500


                       CALCULATION OF REGISTRATION FEE
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                                           Proposed     Proposed
                                           Maximum      Maximum
        Title                 Amount       Offering    Aggregate     Amount of
    of Securities              to be       Price per   Offering    Registration
   being Registered          Registered      Share*     Price*         Fee
-----------------------  ----------------  ---------  -----------  ------------

Common Stock, par value  1,000,000 shares   $38.96    $38,960,000   $9,311.44
  $2.50, including
  preferred stock
  purchase rights
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* In accordance with Rule 457(h), the prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported in the New York Stock Exchange Composite Transactions on November 29, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Nicor Companies Savings Investment Plan and the Nicor Gas Thrift Plan ("the Plans") described herein.

Part II.
Information Required in the Registration Statement

     The contents of Form S-8 Registration Statements under the Securities Act of 1933 filed December 15, 1994, registration number 33-56867, and filed June 29, 1995, registration number 33-60689, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

     The following documents, which have heretofore been filed with the Securities and Exchange Commission ("the Commission") pursuant to the Securities Exchange Act of 1934, are incorporated herein by reference in this registration statement and shall be deemed to be a part hereof:

  (a) Annual Report of Nicor Inc. ("NICOR") on Form 10-K for the year ended December 31, 2000.

  (b) Amendment No. 1 to 2000 NICOR Form 10-K containing financial statements of the Plans.

  (c) Quarterly Report of NICOR on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

  (d) Description of common stock of NICOR included in Registration Statement on Form 8-B dated March 19, 1976, Articles 13 and 14 of NICOR's Articles of Incorporation concerning certain business combinations and shareholder's meetings in Proxy Statement dated March 12, 1987, Article 5 of NICOR's Articles of Incorporation concerning the effect of a two-for-one stock split of the Company's shares included as Exhibit 3-06 in the 1992 Annual Report on Form 10-K, and Shareholder Rights Agreement filed on Form 8-K dated September 9, 1997.

     All documents filed by NICOR or the Plans with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers.

     NICOR and Northern Illinois Gas Company (doing business as "Nicor Gas") are incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of NICOR and/or Nicor Gas.

     The Articles of Incorporation of NICOR and Nicor Gas provide indemnification for all officers, directors or employees of NICOR and Nicor Gas. Coverage may also be extended to persons who, at the request of NICOR and/or Nicor Gas, serve as agents of NICOR and/or Nicor Gas or of any other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or determined that the person breached a duty to NICOR and/or Nicor Gas, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of NICOR and/or Nicor Gas, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification would cover the liabilities and reasonable expenses of the person.


                                       S-1
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NICOR and Nicor Gas pursuant to the foregoing provisions, or otherwise, NICOR and Nicor Gas have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NICOR and/or Nicor Gas of expenses incurred or paid by a director, officer or controlling person of NICOR and/or Nicor Gas in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, NICOR and/or Nicor Gas will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     NICOR and Nicor Gas maintain at their expense insurance policies which insure NICOR and Nicor Gas, and the officers and directors of NICOR and Nicor Gas, against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 8.  Exhibits

     Reference is made to the Exhibit Index on page S-6 filed herewith.

     The undersigned registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9.  Undertakings

                                Rule 415 Offering
    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" tables in the effective registration statement;

    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     Filings Incorporating Subsequent Exchange Act Documents by Reference

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 Filing of Registration Statement on Form S-8

     Reference is made to Item 6, Indemnification of Directors and Officers, for this Undertaking.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, NICOR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 3rd day of December, 2001.

                                   NICOR Inc.

                         By /s/ KATHLEEN L. HALLORAN
                            -------------------------
                              Kathleen L. Halloran
                            Executive Vice President,
                           Finance and Administration

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the date indicated.

       Signatures                       Title                     Date
-------------------------    --------------------------    -----------------

 /s/ THOMAS L. FISHER        Chairman, President and       December 3, 2001
-------------------------    Chief Executive Officer
   Thomas L. Fisher

 /s/ KATHLEEN L. HALLORAN    Executive Vice President,     December 3, 2001
--------------------------   Finance and Administration
   Kathleen L. Halloran      (Principal Financial and
                             Accounting Officer)


ROBERT M. BEAVERS, JR.*    Director

BRUCE P. BICKNER*          Director

JOHN H. BIRDSALL, III*     Director

THOMAS A. DONAHOE*         Director

JOHN E. JONES*             Director

DENNIS J. KELLER*          Director

WILLIAM A. OSBORN*         Director

JOHN RAU*                  Director

JOHN F. RIORDAN*           Director

PATRICIA A. WIER*          Director

                                       *By    /s/ JEFFREY L. METZ
                                            -----------------------
                                                Jeffrey L. Metz
                                                (Attorney-in-fact)

THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at the Nicor Gas general office, 1844 Ferry Road, Naperville, Illinois, on the 3rd day of December, 2001.


                              Nicor Companies Savings Investment Plan
                              Nicor Gas Thrift Plan



                           By   /s/ CLAUDIA J. COLALILLO
                              ----------------------------
                                  Claudia J. Colalillo
                                   Plan Administrator

                                  EXHIBIT INDEX


 Exhibit
 Number                        Description of Document
---------  --------------------------------------------------------------------

   4.01 * Shareholder Rights Agreement, dated September 9, 1997, between the company and Harris Trust and Savings Bank, as Rights Agent. (File No. 1-7297, Form 8-K for September 1997, Nicor Inc.,
           Exhibit 1.)

   4.02    Nicor Companies Savings Investment Plan.

   4.03    Nicor Gas Thrift Plan.

  23.01    Consent of Arthur Andersen LLP, Independent Public Accountants.

  24.01    Powers of Attorney.



* The exhibits listed above have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.